Exhibit 3.27

DELAWARE

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES ATLANTA, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SIXTEENTH DAY OF JANUARY, A.D. 2001, AT 12:30 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE SECOND DAY OF APRIL, A.D. 2001, AT 3 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FOURTH DAY OF APRIL, A.D. 2001.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES ATLANTA, LLC”.

Jeffrey W. Bullock, Secretary of State

3344831 8100H 121187037 You may verify this certificate online at corp.delaware.gov/authver.shtml	AUTHENTICATION: 9956746 DATE: 11-01-12

CERTIFICATE OF FORMATION

OF

ADVANCED DISPOSAL SERVICES ATLANTA, LLC

ARTICLE I—NAME

The name of this Limited Liability Company is Advanced Disposal Services Atlanta, LLC (the “Company’”).

ARTICLE II—INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III—OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized representative of the Company has executed this Certificate of Formation this 16 day of January, 2001.

ADVANCED DISPOSAL SERVICES ATLANTA, LLC

By:
Michael A. Wodrich Authorized Representative of Company

CERTIFICATE OF MERGER

OF

ADVANCED DISPOSAL SERVICES ATLANTA, LLC

INTO

ADVANCED DISPOSAL SERVICES ATLANTA, LLC

This Certificate of Merger is submitted in accordance with Delaware Code Section 18-209.

1. The surviving company is ADVANCED DISPOSAL SERVICES ATLANTA, LLC, a Delaware limited liability company.

2. The merging company is ADVANCED DISPOSAL SERVICES ATLANTA, LLC, a Georgia limited liability company.

3. An plan of merger has been approved and executed by the surviving company and the merging company.

4. The merger shall become effective on April 4, 2001.

5. The plan of merger is on file at the offices of the surviving company, located at 1009 Industrial Court, Suite l, Suwannee, Georgia 30024, and a copy of such plan of merger will be furnished by the surviving company to any Member of the merging or surviving company upon written request and at no cost to such Member.

IN WITNESS WHEREOF, the undersigned sign this Certificate of Merger as of this 15 day of March, 2001.

ADVANCED DISPOSAL SERVICES ATLANTA, LLC, a Georgia limited liability company

By:
Name: Alice O. Bender Its: Managing Member

ADVANCED DISPOSAL SERVICES, LLC, a Delaware limited liability company

By:
Name: Alice O. Bender Its: President